

UMPQUA HOLDINGS CORPORATION
Q2 2008

UMPQUA BANK

Safe Harbor Statement

During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes relating to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

UMPQUA B·A·N·K

Three Topics for Today's Presentation:

- Credit Status
- Capital Position
- Moving Forward

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Loan Portfolio – 6/30/08


Residential R/E
7%
Comml Construction
9%
Residential
Development
8%
C & I
23%
Other
1%
Commercial RE
52%

UMPQUA
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Residential Development Loans

(Millions)

	9/07	6/08	$ Change
NW Oregon	$244	$159	(35)%
Central Oregon	60	52	(14)%
Southern Oregon	57	45	(21)%
Washington	62	36	(41)%
Greater Sacramento	225	135	(40)%
Northern CA	116	75	(36)%
Total	$764	$502	(34)%

UMPQUA B·A·N·K

Residential Development Loans


OR
51%
CA
42%
WA
7%

By STATE


SFR
19%
Land
30%
Condo
15%
A&D
36%

By TYPE

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Residential Development Loans

(Chart in Millions)


September 07
Non-Accrual
$57
Accrual
$707
June 08
Resolved
$262
Accrual
$430
Non-Accrual
$72

- Average balance of accrual loans is $842,000 at June 30, 2008.

UMPQUA BANK

Credit Quality ($ in 000's)

	Q4 2007	Q2 2008
Non Accrual Loans	$81,317	$94,666
Loan P/D 90+	9,782	3,911
Non Performing Loans	91,099	98,577
OREO	6,943	5,826
Non-Performing Assets	$98,042	$104,403
Non-Performing Assets to total Assets	1.18%	1.25%
Allowance for Credit Loss %	1.42%	1.22%

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Non-Performing Assets to Total Assets



0.81%
0.47%
0.48%
0.14%
0.12%
1.18%
1.06%
1.25%
2002
2003
2004
2005
2006
2007
Q1 2008
Q2 2008

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Loans Past Due 30-89 Days


0.53%
0.28%
0.23%
0.12%
0.60%
0.64%
1.13%
0.31%
2002
2003
2004
2005
2006
2007
Q1 2008
Q2 2008

UMPQUA B·A·N·K

Credit Culture

- Strong credit culture
- Depth of Credit Admin Staff
- Quick to identify and recognize problems

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B·A·N·K

Capital

	Q4 2007	Q2 2008
Total Risk Based Capital	10.89%	11.06%
Tangible Equity/ Tangible Assets	6.27%	6.36%
Book Value/ Share	$20.67	$20.71
Tangible Book Value/Share	$7.92	$8.03

- $125 Million of excess pre-tax risk based capital above 10% well capitalized threshold
- Expect total risk based capital to range from 10.8% to 11.0% for remainder of 2008.

UMPQUA B·A·N·K

Moving Forward

- Resolving Credit Issues
- Stabilized Net Interest Margin
- Organic Growth Strategy
- Diversify Loan Portfolio
- Innovation & Technology

UMPQUA B·A·N·K



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Thank you.

UMPQUA BANK